Exhibit 10.36.2

SECOND AMENDMENT
TO
CREDIT AGREEMENT
Dated as of April 29, 2013
AMONG
NEWFIELD EXPLORATION COMPANY,
AS BORROWER,
JPMORGAN CHASE BANK, N.A.,
AS ADMINISTRATIVE AGENT,
AND
THE LENDERS PARTY HERETO

SECOND AMENDMENT TO CREDIT AGREEMENT
THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”) dated as of April 29, 2013, among NEWFIELD EXPLORATION COMPANY, a Delaware corporation, (the “Borrower”); each of the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
R E C I T A L S
A.    The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of June 2, 2011 (as amended by that certain First Amendment to Credit Agreement dated as of September 27, 2011, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.
B.    The Borrower, the Administrative Agent and the Required Lenders desire to amend certain provisions of the Credit Agreement.
C.    NOW, THEREFORE, to induce the Administrative Agent and the Required Lenders to enter into this Second Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Second Amendment. Unless otherwise indicated, all section references in this Second Amendment refer to sections of the Credit Agreement.
Section 2.    Amendments to Credit Agreement.
2.1    Amendment to Section 1.01. Section 1.01 is hereby amended by amending the definition of “Agreement” to read:
“‘Agreement’ means this Credit Agreement, as amended by that certain First Amendment to Credit Agreement dated as of September 27, 2011, as amended by that certain Second Amendment to Credit Agreement dated as of April 29, 2013, as the same may from time to time be amended, modified, supplemented or restated.”
2.2    Amendment to Section 6.03 Section 6.03 is hereby amended to read:
Section 6.03    Fundamental Changes.

(a)    The Borrower will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the business or assets of the Borrower and its Subsidiaries, taken as a whole, or liquidate or dissolve, except that the Borrower may merge or consolidate with or sell all or substantially all of its assets to any other solvent corporation, provided that (i) the surviving, continuing or resulting corporation (if not the Borrower) shall (x) expressly assume by a written instrument reasonably satisfactory to the Administrative Agent and the Lenders (which shall be provided with an opportunity to review and comment upon it prior to the consummation of any transaction) the due and punctual payment of the principal of all Obligations and the due performance and observance of all covenants, conditions and agreements on the part of the Borrower under this Agreement, (y) deliver to the Administrative Agent and the Lenders an opinion of counsel, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, to the effect that such written instrument has been duly authorized, executed and delivered by such surviving, continuing or resulting corporation and constitutes a legal, valid and binding instrument enforceable against such surviving, continuing or resulting corporation in accordance with its terms, and to such further effects as the Administrative Agent and the Lenders may reasonably request, and (z) have an Investment Grade rating from Moody’s and S&P, (ii) the surviving, continuing or resulting corporation shall be a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and (iii) immediately after such merger, consolidation or sale, no Event of Default shall have occurred and be continuing.

(b)    The Borrower will not permit any Subsidiary to merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, except that (i)     any Subsidiary may merge into the Borrower or another Subsidiary which is a Wholly-Owned Subsidiary and (ii) any Subsidiary may merge or consolidate with any entity other than the Borrower or another Subsidiary, provided that immediately after such merger or consolidation, no Event of Default shall have occurred and be continuing.

Section 3.    Conditions Precedent. This Second Amendment shall become effective on the date (such date, the “Second Amendment Effective Date”), when each of the following conditions is satisfied (or waived in accordance with Section 9.02 of the Credit Agreement):
3.1    The Administrative Agent shall have received from the Required Lenders and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this Second Amendment signed on behalf of such Person.
3.2    The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably require.
The Administrative Agent is hereby authorized and directed to declare this Second Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted in Section 9.02 of the Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 4.    Miscellaneous.

4.1    Confirmation. The provisions of the Credit Agreement, as amended by this Second Amendment, shall remain in full force and effect following the effectiveness of this Second Amendment.
4.2    Ratification and Affirmation. The Borrower hereby ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby.
4.3    Loan Document. This Second Amendment is a Loan Document.
4.4    Representations and Warranties. The Borrower hereby represents and warrants to the Lenders that:
(a)    the execution and delivery by the Borrower of this Second Amendment are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Second Amendment has been duly executed and delivered by the Borrower, and constitute a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and
(b)    as of the date hereof, after giving effect to the terms of this Second Amendment:
(i)    all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (except that any such representations and warranties that are qualified as to materiality shall be true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date;
(ii)    no Default or Event of Default has occurred and is continuing; and
(iii)    no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
4.5    Counterparts. This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Second Amendment by facsimile or other electronic transmission (i.e. a “pdf” or a “tif”) shall be effective as delivery of a manually executed counterpart hereof.
4.6    NO ORAL AGREEMENT. THIS SECOND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL

AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.
4.7    GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first written above.

BORROWER:	NEWFIELD EXPLORATION COMPANY
By:/s/ Terry W. Rathert Name: Terry W. Rathert Title: Executive Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT AND LENDER:	JPMORGAN CHASE BANK, N.A.
By:/s/ Helen Carr Name: Helen Carr Title: Managing Director

LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION
By:/s/ Doug McDowell Name: Doug McDowell Title: Director

LENDER:	COMPASS BANK
By:/s/ Ian Payne Name: Ian Payne Title: Vice President

LENDER:	DNB BANK ASA, GRAND CAYMAN BRANCH
By:/s/ Barbara Gronquist Name: Barbara Gronquist Title: Senior Vice President
By:/s/ Stian Lovseth Name: Stian Lovseth Title: First Vice President

LENDER:	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
By:/s/ Sherwin Brandford Name: Sherwin Brandford Title: Vice President

LENDER:	CIBC, INC.
By:/s/ Trudy W. Nelson Name: Trudy W. Nelson Title: Managing Director
By:Richard Antl Name: Richard Antl Title: Director

LENDER:	MIZUHO CORPORATE BANK LTd.
By:/s/ Leon Mo Name: Leon Mo Title: Authorized Signatory

LENDER:	SUMITOMO MITSUI BANKING CORPORATION
By:/s/ James D. Weinstein Name: James D. Weinstein Title: Managing Director

LENDER:	ROYAL BANK OF CANADA
By:/s/ Kristan Spivey Name: Kristan Spivey Title: Authorized Signatory

LENDER:	U.S. Bank NATIONAL ASSOCIATION
By:/s/ Jonathan H. Lee Name: Jonathan H. Lee Title: Vice President

LENDER:	BARCLAYS BANK PLC
By:/s/ May Huang Name: May Huang Title: Assistant Vice President

LENDER:	CITIBANK, N.A.
By:/s/ Mason McGurrin Name: Mason McGurrin Title: Vice President

LENDER:	GOLDMAN SACHS BANK USA
By:/s/ Michelle Latzoni Name: Michelle Latzoni Title: Authorized Signatory